UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2016 (May 9, 2016)

CoreSite Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-34877	27-1925611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 17th Street, Suite 500 Denver, CO (Address of principal executive offices)	80202 (Zip Code)

Registrant’s telephone number, including area code:  (866) 777-2673

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

On May 9, 2016, CoreSite Realty Corporation (the “Company”), CoreSite, L.P., and certain investment funds affiliated with The Carlyle Group (the “Selling Stockholders”) entered into an underwriting agreement with J.P. Morgan Securities LLC (the “Underwriter”) in connection with the offer and sale by the Selling Stockholders of 3,000,000 shares of the Company’s common stock. The offering is scheduled to close on May 13, 2016, subject to customary closing conditions.

The offering was made pursuant to a shelf registration statement declared effective by the Securities and Exchange Commission on October 11, 2011 (File No. 333-177052), a base prospectus, dated October 11, 2011, included as part of the registration statement, and a prospectus supplement, dated May 9, 2016, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of Venable LLP regarding certain matters of Maryland law, including the validity of the shares of common stock to be sold in the offering.

The foregoing description of the underwriting agreement is a summary and is qualified in its entirety by reference to the terms of the underwriting agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 9, 2016, among the Company, CoreSite, L.P., the Selling Stockholders and J.P. Morgan Securities LLC, as Underwriter
5.1	Opinion of Venable LLP
23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    May 13, 2016

CORESITE REALTY CORPORATION

By:	/s/ Jeffrey S. Finnin
Name:	Jeffrey S. Finnin
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 9, 2016, among the Company, CoreSite, L.P., the Selling Stockholders and J.P. Morgan Securities LLC, as Underwriter
5.1	Opinion of Venable LLP
23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto)